CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 24 to Registration Statement No. 333-114401 of our report dated February 22, 2019, relating to the financial statements of Talcott Resolution Life Insurance Company and subsidiaries, appearing in the Performance Related Information, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Performance Related Information.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut

April 30, 2019